Exhibit 99.2
March 5, 1997

Deloitte & Touche LLP
50 South Main Street
Suite 1800
Salt Lake City, Utah 84144

In connection with your examination relating to our assertion that First Security Bank, N.A. (the "Company") has complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's "Uniform Single Attestation Program for Mortgage Bankers" (USAP) as of and for the year ended December 31, 1996 for the First Security Auto Grantor Trust 1995-A (the Auto Loan Pool), for the purpose of expressing an opinion as to whether our assertion is fairly stated, we make the following representations, to the best of our knowledge and belief, as of the date of this letter:

1. We are responsible for the representations made herein and the appropriateness of the measurement and disclosure criteria on which they are based.

2. We are responsible for establishing and maintaining an effective internal control structure over compliance with the minimum servicing standards.

3. We have made available all significant information that is relevant to your examination related to our compliance with the standards in the USAP, as applicable to the Auto Loan Pool.

4. We have performed an evaluation of the Company's compliance with the minimum servicing standards in the USAP, as applicable to the Auto Loan Pool.

5. There are no instances of noncompliance with the standards in the USAP as applicable to the Auto Loan Pool.

6. We have disclosed to you all communications that we received from regulatory agencies, secondary market agencies, and investors that relate to compliance with the Company's servicing agreements.

7. The data files provided to Lewtan are complete and accurate and include all activity affecting the Auto Loan Pool for the respective periods.

8. All transfers from the Company's operating accounts to the Trustee were in accordance with the applicable agreements and in agreement with the Lewtan reports.

9. There have been no instances of noncompliance subsequent to the date of this letter.

10. For the year ended December 31, 1996, the Company has complied with the minimum servicing standards set forth in the USAP.


(Signed)                                                        March 5, 1997
Spencer F. Eccles, Chairman and Chief Executive Officer


(Signed)                                                        March 5, 1997
Scott C. Ulbrich, Executive Vice President and
  Chief Financial Officer


(Signed)                                                        March 5, 1997
Gayle Nye, Senior Vice President and
  Manager Small Business and Consumer Loan Servicing


(Signed)                                                        March 5, 1997
Sharlene Hill, Assistant Vice President
  Comptroller's Department